                                                                    Exhibit 3.B.


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                 April 24, 2000



Board of Directors
Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA  19312

                  RE: PROVIDENT MUTUAL LIFE INSURANCE COMPANY PROVIDENT MUTUAL VARIABLE LIFE SEPARATE ACCOUNT FILE NO. 33-55470

Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 10 of the Registration Statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-55470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND ASBILL & BRENNAN LLP




                                          By:  /s/ Stephen E. Roth
                                               ----------------------------
                                                   Stephen E. Roth